EXHIBIT 99.8 Annual Servicer's Certificate of DaimlerChrysler Services North America LLC.


                         ANNUAL SERVICER'S CERTIFICATE
                       For Year Ended December 31, 2004

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                  DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC

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                             WHOLE AUTO LOAN TRUST

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The undersigned, duly authorized representatives of DaimlerChrysler Services
North America LLC ("DCS"), as Servicer, pursuant to the Servicing and Administration Agreement dated as of October 12, 2004 (the "Agreement"), by and among DCS, as Seller, Servicer, and Administrator, Whole Auto Loan Trust, as Issuer, and Bear Stearns Investment Products Inc., does hereby certify that:

     1.   DCS is, as of the date hereof, the Servicer under the Agreement.

     2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Issuer, the Owner Trustee and to the Trustee.

     3. A review of the activities of the Servicer during the calendar year ended December 31, 2004 and of their performance under the Agreements was conducted under our supervision.

     4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreement and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

     5. There were no defaults made by the Servicer in the performance of its obligations under the provisions of the Agreement during the year ended December 31, 2004.

Capitalized terms used but not defined herein are used as defined in the applicable Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 11th day of March 2005.

/s/  Andree Ohmstedt                            /s/  Mark L. Davis
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Andree Ohmstedt                                 Mark L. Davis
Vice President and                              Assistant Controller
Controller                                      Financial Reporting & Policy